                                   EXHIBIT 99.2


                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Johnstown Savings Bank:

  We have audited the accompanying consolidated statements of financial condition of Johnstown Savings Bank and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of Johnstown Savings Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of Johnstown Savings Bank and subsidiaries for the year ended December 31, 1991 were audited by other auditors whose report thereon, dated January 30, 1992, expressed an unqualified opinion on those statements.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Johnstown Savings Bank and subsidiaries as of December 31, 1993 and 1992 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

  As discussed in note 1 to the consolidated financial statements, Johnstown Savings Bank changed its method of accounting for investment and mortgage-backed securities in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." As discussed in notes 1 and 7 to the consolidated financial statements, Johnstown Savings Bank changed its method of accounting for income taxes in 1992 to adopt provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                                  /s/ KPMG Peat Marwick

                                                      KPMG Peat Marwick

January 28, 1994